Exhibit 99.1

IMH Financial Corporation Third Quarter Results
Adjusted EBITDA $4.7 million up 340% over 2013
First quarterly operating profit in 6 years, excluding one-time charges

FOR IMMEDIATE RELEASE

SCOTTSDALE, ARIZONA, November 25, 2014 – IMH Financial Corporation (“IMH” or “the Company”) announced today that it filed its Quarterly Report on Form 10-Q for the period ended September 30, 2014 with the Securities and Exchange Commission on November 14, 2014. The Company reported its first quarterly adjusted EBITDA of $4.7 million or $0.31 per common share, excluding one-time charges, compared to $(2.0) million loss and $(0.12) loss per share for the same period in 2013.

Lawrence Bain, CEO and Chairman of IMH, said, “After adjustment for certain one-time charges resulting from our debt restructuring and management changes, we have achieved our third straight quarter of positive EBITDA as well as our first quarter of positive earnings in the past six years from operations, including sales of current assets. Changes in our capital structure that began this quarter and are expected to be completed late this year or early next year should position us well for future earnings. We believe our portfolio of assets is favorably positioned and as sold, or developed, will serve as a basis for our future investment activities.” Mr. Bain continued, “Our improved financial performance is the result of recent changes at the Company and more favorable market conditions.”

Following are financial and operational highlights for the quarter and nine months ended September 30, 2014:

Three-Month Summary Results

•
Top line revenue (the sum of operating property revenue, investment and other income, and mortgage loan income) increased by 19%, to $8.0 million, for the three months ended September 30, 2014, as compared to $6.7 million for the three months ended September 30, 2013. Top line revenue growth was primarily due to increases in mortgage income on the legacy loan portfolio.

•
The Company recorded gains from the disposal of assets of $5.6 million during the three months ended September 30, 2014, as compared to gains from the disposal of assets of $0.3 million for the three months ended September 30, 2013. During the quarter ended September 30, 2014, assets with a total basis of $13.8 million were sold at a 38.7% net return on basis.

•
Adjusted EBITDA was $4.7 million, a $6.7 million improvement over the $2.0 million adjusted EBITDA loss for the same period in 2013, excluding a one-time debt termination charge of $21.7 million and other related one-time charges of $1.5 million related to management changes which are included in general and administrative expenses for the third quarter of 2014. Adjusted EBITDA per common share was $0.31 for the third quarter of 2014 compared to a $(0.12) loss for the same period in 2013. The increase in adjusted EBITDA is primarily due to the gain on the disposal of assets.

Exhibit 99.1

•
Adjusted net earnings for the quarter ending September 30, 2014 was $0.5 million compared to $8.2 million loss for the same period in 2013, excluding the one-time debt termination charge of $21.7 million and other related charges of $1.5 million for the quarter. Adjusted net earnings per common share was $0.03 for the third quarter of 2014 and a $(0.49) loss for the same period in 2013. The increase in adjusted net earnings is due to the reasons explained above.

•
Net loss attributable to common shareholders for the three months ended September 30, 2014 was $23.4 million compared to an $8.2 million loss attributable to common shareholders for the same period in 2013. Net loss per common share for the three months ended September 30, 2014 was $(1.53) compared to $(0.49) for the three months ended September 30, 2013. The net loss is primarily due to the restructuring and other one-time charges taken during the quarter ended September 30, 2014.

Nine-Month Summary Results

•
For the nine months ended September 30, 2014, top line revenue was $23.5 million from $13.7 million for the nine-month period ended September 30, 2013, an increase of 72%, or $9.8 million. The increase in revenues is primarily due to improved results at the Company’s hospitality operating assets. The Company acquired the Sedona Arizona hospitality operations effective May 15, 2013.

•
During the nine months ended September 30, 2014, the Company recorded gains of $17.6 million from the disposal of assets compared to gains of $1.0 million on asset disposals for the same nine-month period last year. During the nine months ended September 30, 2014, assets with a basis of $49.9 million were sold at a 32.1% net return on basis.

•
Adjusted EBITDA for the nine months ended September 30, 2014 was $11.9 million, an improvement of over twenty fold over $0.5 million for the corresponding period in 2013, excluding a one-time debt termination charge of $21.7 million and other related charges of $1.5 million. Adjusted EBITDA per common share was $0.74 for the nine-month period ended September 30, 2014 and $0.03 for the same period in 2013. The increase in adjusted EBITDA is primarily due to improved results of the Company’s operating assets and asset sales.

•
Adjusted net loss for the nine months ended September 30, 2014 was $4.0 million compared to a net loss of $15.5 million for the same period in 2013, excluding a one-time debt termination charge of $21.7 million and other related charges of $1.5 million. Adjusted net loss per common share was $(0.25) for the nine-month period ended September 30, 2014 and $(0.92) for the same period in 2013. The net loss for the nine months is primarily due to high interest costs.

•
Net loss attributable to common shareholders for the nine months ended September 30, 2014 was $27.9 million, a 75% increase from the net loss of $15.5 million for the nine month period ended September 30, 2013. Net loss per common share was $(1.74) for the nine-month period ended September 30, 2014 and $(0.92) for the same period in 2013. The net loss was primarily driven by high interest costs and one-time charges.

•	Total assets were $199.5 million as of September 30, 2014 compared to $237.4 million as of December 31, 2013.

Exhibit 99.1

Use of Non-GAAP Financial Information

Adjusted EBIDTA and adjusted net earnings (loss) are considered “non-GAAP financial measures” under SEC guidelines. The Company believes that these non-GAAP financial measures provide a more complete understanding of ongoing operations and enhance comparability of current results to prior periods. The Company also believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because under SEC guidelines these non-GAAP financial measures are considered an incomplete measure of the Company's financial performance and involves differences from net earnings (loss) computed in accordance with GAAP, it should be considered along with, and not as an alternative to, the Company's net loss computed in accordance with GAAP as a measure of the Company's financial performance.

A reconciliation of the Company's net loss attributable to common shareholders, as reported, to adjusted net earnings (loss) and adjusted EBITDA for the current and prior year’s quarter and respective nine month periods follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net Loss Attributable to Common Shareholders	$(23,435)	$(8,184)	$(27,898)	$(15,471)
Cash Dividend on Redeemable Preferred Stock	399	—	399	—
Deemed Dividend of Redeemable Preferred Stock	400	—	400	—
Net Loss, as reported	(22,636)	(8,184)	(27,099)	(15,471)
Debt Termination Charge	21,658	—	21,658	—
Other Related One-Time Charges	1,461	—	1,461	—
Adjusted Net Earnings (Loss)	483	(8,184)	(3,979)	(15,471)
Interest Expense	3,454	5,224	13,043	13,913
Depreciation and Amortization	797	987	2,798	2,062
Adjusted EBITDA (Adjusted Earnings before interest
Taxes, Depreciation, Amortization and One-time Charges	$ 4,734	$(1,973)	$ 11,862	$ 504

Basis and Diluted earnings (loss) per Common Share:
Weighted Average Common Shares Outstanding	15,324	16,874	16,027	16,874

Net Loss Attributable to Common Shareholders	$(23,435)	$(8,184)	$(27,898)	$(15,471)
Net Loss per Common Share	$ (1.53)	$ (0.49)	$ (1.74)	$ (0.92)

Adjusted Net Earnings (Loss)	$ 483	$(8,184)	$ (3,979)	$(15,471)
Adjusted Net Earnings (Loss) per Common Share	$ 0.03	$ (0.49)	$ (0.25)	$ (0.92)

Adjusted EBITDA	$ 4,734	$(1,973)	$ 11,862	$ 504
Adjusted EBITDA per Common Share	$ 0.31	$ (0.12)	$ 0.74	$ 0.03

A summary of selected financial information derived from the Company’s Form 10-Q follows:

Exhibit 99.1

IMH FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30, 2014	December 31, 2013
ASSETS	(Unaudited)
Cash and Cash Equivalents	$3,000	$7,875
Restricted Cash and Cash Equivalents	10,020	5,777
Mortgage Loans Held for Sale, Net	13,189	12,541
Real Estate Acquired through Foreclosure Held for Sale	74,950	86,562
Real Estate Acquired through Foreclosure Held for Development	7,603	12,262
Operating Properties Acquired through Foreclosure	83,783	103,683
Deferred Financing Costs, Net	—	3,733
Other Receivables	2,980	983
Other Assets	3,251	3,159
Property and Equipment, Net	695	826
Total Assets	$199,471	$237,401

LIABILITIES
Accounts Payable and Accrued Expenses	$6,519	$8,400
Accrued Property Taxes	1,088	1,084
Dividends Payable	399	—
Accrued Interest Payable	1,773	2,974
Tenant Deposits and Funds Held for Others	354	1,016
Convertible Notes Payable and Deferred Interest, Net of Discount	—	54,975
Notes Payable, Net of Discount	81,186	46,043
Capital Lease Obligation	1,210	1,251
Special Assessment Obligations	5,057	5,339
Exit Fee Payable	—	10,448
Total Liabilities	97,586	131,530

Commitments and Contingent Liabilities

Redeemable Convertible Preferred Stock, $.01 par value; 100,000,000 shares authorized; 8,200,000 outstanding; liquidation preference of $39,570 and $0 at September 30, 2014 and December 31, 2013, respectively	26,780	—
Fair Value of Puttable Shares Pursuant to Legal Settlement	—	4,871

STOCKHOLDERS' EQUITY
Common stock, $.01 par value; 200,000,000 shares authorized; 16,873,880 shares issued at September 30, 2014 and December 31, 2013; 15,244,062 and 16,832,221 shares outstanding at September 30, 2014 and December 31, 2013, respectively	169	169
Less: Treasury stock, 1,629,818 and 41,659 shares at September 30, 2014 and December 31, 2013, respectively	(5,948)	(172)
Paid-in Capital	727,130	720,150
Accumulated Deficit	(646,246)	(619,147)
Total Stockholders' Equity	75,105	101,000

Total Liabilities and Stockholders' Equity	$199,471	$237,401

Exhibit 99.1

IMH FINANCIAL CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

REVENUE:
Operating Property Revenue	$6,351	$5,660	$20,077	$11,065
Investment and Other Income	324	866	1,213	2,030
Mortgage Loan Income, Net	1,321	201	2,191	585
Total Revenue	7,996	6,727	23,481	13,680

OPERATING EXPENSES:
Operating Property Direct Expenses (exclusive of Interest and Depreciation)	5,572	4,904	16,815	9,402
Expenses for Non-Operating Real Estate Owned	481	410	1,627	1,336
Professional Fees	890	1,992	6,251	5,478
General and Administrative Expenses	3,582	1,485	6,739	4,201
Interest Expense	3,454	5,224	13,043	13,913
Debt Termination Charge	21,658	—	21,658	—
Depreciation and Amortization Expense	797	987	2,798	2,062
Settlement and Related Costs	—	840	—	1,962
Total Operating Expenses	36,434	15,842	68,931	38,354

RECOVERY OF CREDIT LOSSES AND GAIN ON DISPOSAL OF ASSETS:
Gain on Disposal of Assets	(5,630)	(252)	(17,630)	(953)
Recovery of Credit Losses	(172)	(679)	(721)	(8,250)
Total Recovery of Credit Losses and Gain on Disposal of Assets	(5,802)	(931)	(18,351)	(9,203)

Total Costs and Expenses	30,632	14,911	50,580	29,151

Loss before Income Taxes	(22,636)	(8,184)	(27,099)	(15,471)

Provision for Income Taxes	—	—	—	—

NET LOSS	(22,636)	(8,184)	(27,099)	(15,471)

Cash Dividend on Redeemable Convertible Preferred Stock	(399)	—	(399)	—
Deemed Dividend on Redeemable Convertible Preferred Stock	(400)	—	(400)	—

Net Loss Attributable to Common Shareholders	$(23,435)	$(8,184)	$(27,898)	$(15,471)

Basic and diluted loss per common share
Net Loss per Common Share	$(1.53)	$(0.49)	$(1.74)	$(0.92)
Weighted Average Common Shares Outstanding	15,323,933	16,873,880	16,026,515	16,873,880

Exhibit 99.1

IMH FINANCIAL CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2014	2013

CASH FLOWS - OPERATING ACTIVITIES
Net Loss	$(27,099)	$(15,471)
Adjustments to reconcile net loss to net cash used in operating activities:
Debt Termination Charge	21,658	—
Non-cash Provision (Recovery of) Credit Losses	—	(6,975)
Stock-Based Compensation and Option Amortization	578	434
Gain on Disposal of Assets	(17,630)	(953)
Amortization of Deferred Financing Costs	881	1,607
Depreciation and Amortization Expense	2,798	2,062
Investment Discount Amortization	—	(669)
Accretion of Mortgage Income	(1,689)	—
Accretion of Discount on Notes Payable	1,425	1,521
Increase (decrease) in cash resulting from changes in:
Accrued Interest Receivable	110	275
Other Receivables	(1,997)	(356)
Other Assets	595	(111)
Accrued Property Taxes	4	350
Accounts Payable and Accrued Expenses	510	1,342
Accrued Interest Payable	2,274	3,065
Tenant Deposits and Funds Held for Others	(662)	11
Total adjustments, net	8,855	1,603
Net cash used in operating activities	(18,244)	(13,868)

CASH FLOWS - INVESTING ACTIVITIES
Proceeds from Sale/Recovery of Real Estate Owned	51,001	6,499
Purchases of Property and Equipment	(23)	(246)
Issuance of Other Notes Receivables	(2,100)	—
Mortgage Loan Fundings and Protective Advances	(27)	(473)
Mortgage Loan Repayments	5,681	8,617
Collection of Other Notes Receivables	2,100	—
Preferred Equity Investment	—	(15,000)
Investment in Real Estate Owned	(4,678)	(1,643)
Capitalized Foreclosure Acquisition Costs	—	(2,473)
Net cash provided by (used in) investing activities	51,954	(4,719)

CASH FLOWS - FINANCING ACTIVITIES
Proceeds from Issuance of Preferred Equity	18,580	—
Proceeds from Notes Payable	—	10,150
Proceeds from Convertible Notes Payable	71	—

Exhibit 99.1

Repayment of Convertible Debt	(28,295)	—
Debt Termination Costs	(1,802)	—
Debt Issuance Costs Paid	—	(1,073)
(Increase) Decrease in Restricted Cash	(4,243)	10,195
Repayments of Notes Payable	(19,001)	(1,251)
Purchase of Notes Payable	(1,289)	—
Repayments of Capital Leases	(41)	(45)
Dividends Paid	—	(800)
Purchase of Treasury Stock	(2,565)	—
Net cash provided by (used in) financing activities	(38,585)	17,176

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,875)	(1,411)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,875	3,084

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,000	$1,673

About IMH Financial Corporation
IMH Financial Corporation is a Scottsdale, Arizona based real estate lender and investor. As a public reporting entity, ("IMH") files periodic reports with the SEC. For additional financial and other important information pertaining to IMH, individuals can visit www.sec.gov and reference CIK #1397403.

Forward-Looking Statements
Our future plans and other statements in this letter about expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts constitute forward-looking statements. In some cases, you can identify forward looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “feel,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “should,” “see,” “hope,” “view,” and “would” or the negative of these terms or other comparable terminology. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation the risk that we will be unable or otherwise decide not to make proposed future distributions and other risks and uncertainties related to the Company that can be found under the heading “Risk Factors” in the company's most recent annual report on Form 10-K and other filings with the SEC.

These forward looking statements are based on information currently available to us and actual results may differ as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.